                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                    JUNE 1999

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TOTAL TRUST                                 JANUARY 1999                        FEBRUARY 1999                     MARCH-99
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  TOTAL ENDING BALANCE                  2,106,949,039                      2,060,152,370                 2,040,450,131
    ENDING PRINCIPAL BALANCE            2,030,489,343                      1,985,733,515                 1,970,193,055
    ENDING NON-PRINCIPAL BALANCE           76,459,696                         74,418,854                    70,257,076

    YIELD                                  36,403,948     21.08%              38,335,971    22.66%          41,748,720    25.23%

    CHARGE-OFFS                            (8,107,740)    -4.70%              (8,908,248)   -5.26%          (8,056,359)   -4.87%

    NET YIELD: (YIELD - C/O)               28,296,208     16.38%              29,427,723    17.39%          33,692,361    20.36%


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SERIES 1996-1                               JANUARY 1999                        FEBRUARY 1999                     MARCH-99
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  MONTH-END INVESTOR BALANCE            1,115,151,821                      1,115,151,821                 1,115,151,821
  INVESTOR PERCENTAGE                          53.82%                             54.92%                        56.16%
                                                        --------                          --------                      --------
  3-MONTH AVG. EXCESS SERVICING                           10.91%                            10.31%                        10.88%
                                                        --------                          --------                      --------

  YIELD                                    19,593,691     21.08%              21,054,249    22.66%          23,445,322    25.23%

    CHARGE-OFFS                            (4,363,827)    -4.70%              (4,892,441)   -5.26%          (4,524,305)   -4.87%
    CERTIFICATE INTEREST                   (5,167,486)    -5.56%              (4,306,230)   -4.63%          (4,947,186)   -5.32%
    SERVICING FEE                          (1,858,586)    -2.00%              (1,858,586)   -2.00%          (1,858,586)   -2.00%

  EXCESS SERVICING                          8,203,792      8.83%               9,996,992    10.76%          12,115,245    13.04%

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TOTAL TRUST                                  APRIL-99                     MAY-99                         JUN-99
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  TOTAL ENDING BALANCE                  2,044,381,980               2,036,087,213                 2,050,224,358
    ENDING PRINCIPAL BALANCE            1,973,090,573               1,963,822,921                 1,978,731,197
    ENDING NON-PRINCIPAL BALANCE           71,291,407                  72,264,292                    71,493,160

    YIELD                                  35,887,835    21.86%        35,696,867     21.71%         38,630,890       23.61%

    CHARGE-OFFS                            (7,752,758)   -4.72%        (8,306,577)    -5.05%         (7,558,656)      -4.62%

    NET YIELD: (YIELD - C/O)               28,135,077    17.14%        27,390,290     16.66%         31,072,234       18.99%

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SERIES 1996-1                                APRIL-99                     MAY-99                         JUN-99
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  MONTH-END INVESTOR BALANCE            1,115,151,821               1,115,151,821                 1,115,151,821
  INVESTOR PERCENTAGE                          56.60%                      56.52%                        56.78%
                                                       --------                     --------                        --------
  3-MONTH AVG. EXCESS SERVICING                          11.15%                       10.80%                          10.39%
                                                       --------                     --------                        --------

  YIELD                                    20,312,925    21.86%        20,175,164     21.71%         21,936,452       23.61%

    CHARGE-OFFS                            (4,388,150)   -4.72%        (4,694,736)    -5.05%         (4,292,163)      -4.62%
    CERTIFICATE INTEREST                   (5,094,382)   -5.48%        (4,595,448)    -4.95%         (4,832,902)      -5.20%
    SERVICING FEE                          (1,858,586)   -2.00%        (1,858,586)    -2.00%         (1,858,586)      -2.00%

  EXCESS SERVICING                          8,971,807     9.66%         9,026,394      9.71%         10,952,800       11.79%

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